AMENDMENT NO. 2 TO AMENDED AND RESTATED CREDIT AGREEMENT
AMENDMENT NO. 2 TO AMENDED AND RESTATED CREDIT AGREEMENT, dated August 5, 2014 (this "Amendment"), is by and among Wells Fargo Bank, National Association, as administrative agent under the Credit Agreement defined below ("Agent") and as sole Lender (as defined in the Credit Agreement) thereunder ("Lender"), MGP Ingredients, Inc. ("Parent"), MGPI Processing, Inc. ("Processing"), MGPI Pipeline, Inc. ("Pipeline") and MGPI of Indiana, LLC ("Indiana"; Processing, Pipeline and Indiana are collectively referred to as "Borrowers").
W I T N E S S E T H:
WHEREAS, Agent, sole Lender, Borrowers and Parent have entered into financing arrangements pursuant to which Lenders (or Agent on behalf of Lenders) have made and may make loans and advances and provide other financial accommodations to Borrowers as set forth in that certain Amended and Restated Credit Agreement dated as of November 2, 2012 by and among Agent, sole Lender, Borrowers and Parent (as amended, modified, supplemented, extended, renewed, restated or replaced, the "Credit Agreement") and the other Loan Documents;
WHEREAS, Borrowers and Parent desire to amend (i) Section 3.3(c) of the Credit Agreement and (ii) the definition of the term "Fixed Asset Sub-Line Amount" contained in the Credit Agreement, in each case in the manner set forth herein, and sole Lender is willing to agree to such amendments on the terms and subject to the conditions set forth herein;
WHEREAS, by this Amendment, Agent, sole Lender, Borrowers and Parent desire and intend to evidence such amendment;
NOW, THEREFORE, in consideration of the foregoing and the mutual agreements and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.Defined Terms. Unless otherwise defined herein, capitalized terms used herein shall have the meanings provided to such terms in the Credit Agreement.
2.    Amendments. In reliance upon the representations and warranties of Parent and Borrowers set forth in Section 3 below, and subject to the satisfaction of the conditions to effectiveness set forth in Section 4 below, the Credit Agreement is hereby amended as follows:
(a)    Section 3.3(c) of the Credit Agreement is hereby amended and restated in its entirety as follows:
(c)    to the extent any of the Fixed Asset Availability is to be predicated on Eligible Real Estate, Borrowers have delivered to Agent the Real Estate Deliveries;
(b)    The definition of the term "Fixed Asset Sub-Line Amount" contained in Schedule 1.1 to the Credit Agreement is hereby amended and restated in its entirety as follows:
"Fixed Asset Sub-Line Amount" means $7,004,000; provided that the Fixed Asset Sub-Line Amount shall be permanently reduced (i) on the first day of each month, commencing September 1, 2014, by an amount equal to $83,380.95, (ii) on each date that any mandatory reduction is required to be made pursuant to Section 2.3(f)(ii) in an amount equal to the amount of such required mandatory reduction, (iii) the amount by which the portion of the Fixed Asset Sub-Line Amount predicated on Eligible Equipment (after taking

5955638v5 8/5/2014 4:37 PM    1989.330

into account any reductions under clauses (i) and (ii) above) at any time is in excess of the appraised "net orderly liquidation value" of all Eligible Equipment (such reduction to be on the date Agent receives such appraisal setting forth such "net orderly liquidation value") and (iv) the amount by which the portion of the Fixed Asset Sub-Line Amount predicated on Eligible Real Estate (after taking into account any reductions under clauses (i) and (ii) above) at any time is in excess of the appraised fair market value of all Eligible Real Estate (such reduction to be on the date Agent receives such appraisal setting forth the fair market value).
3.    Representations and Warranties. Parent and Borrowers jointly and severally represent and warrant with and to Agent and sole Lender as follows, which representation and warranties shall survive the execution and delivery hereof:
(a)    no Default or Event of Default exists or has occurred and is continuing as of the date of this Amendment;
(b)    this Amendment has been duly authorized, executed and delivered by all necessary corporate or limited liability company, as applicable, action on the part of each Loan Party which is a party hereto and, if necessary, their respective equity holders and is in full force and effect as of the date hereof, as the case may be, and the agreements and obligations of each Loan Party, as the case may be, contained herein and therein constitute legal, valid and binding obligations of each Loan Party, enforceable against it in accordance with their terms, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought;
(c)    the execution, delivery and performance of the Amendment (i) are all within Parent's and each Borrower's corporate or limited liability company powers, as applicable, and (ii) are not in contravention of law or the terms of such Loan Party's certificate or articles of incorporation or formation, by laws, operating agreement, or other organizational documentation, or any indenture, agreement or undertaking to which such Loan Party is a party or by which such Loan Party or its property are bound; and
(d)    all of the representations and warranties set forth in the Credit Agreement and the other Loan Documents, each as amended hereby, are true and correct in all material respects on and as of the date hereof, as if made on the date hereof, except to the extent any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct in all material respects as of such date.
4.    Conditions Precedent. The amendment contained herein shall only be effective upon the satisfaction of each of the following conditions precedent in a manner satisfactory to Agent:

(a)    Agent shall have received counterparts of this Amendment, duly authorized, executed and delivered by sole Lender, Parent and each Borrower;
(b)    Agent shall have received each of the documents listed on Exhibit A hereto with respect to the joinder of Thunderbird Real Estate Holdings, LLC, a Delaware limited liability company ("New Subsidiary") as a Loan Party; and
(c)    No Default or Event of Default shall exist or have occurred and be continuing.
5.    Post-Closing Covenant. Within ten (10) days from the date hereof (or such later date as Agent may agree in writing in its sole discretion), Borrowers shall cause to be delivered to Agent certificates of property insurance with respect to each property insurance policy of the Loan Parties, showing New Subsidiary as a named insured, Agent as certificate holder and lender's loss payee and otherwise in form and substance satisfactory to Agent. The failure of Borrowers to comply with the foregoing covenant shall constitute an immediate Event of Default.
6.    Effect of this Amendment. Except as expressly set forth herein, no other amendments, changes or modifications to the Loan Documents are intended or implied, and in all other respects the Loan Documents are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof and no Loan Party shall be entitled to any other or further amendment by virtue of the provisions of this Amendment or with respect to the subject matter of this Amendment. To the extent of conflict between the terms of this Amendment and the other Loan Documents, the terms of this Amendment shall control. The Credit Agreement and this Amendment shall be read and construed as one agreement.
7.    Governing Law. The validity, interpretation and enforcement of this Amendment and any dispute arising out of the relationship between the parties hereto whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of Illinois but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of Illinois.
8.    Binding Effect. This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.
9.    Reaffirmation and Confirmation. Parent and each Borrower hereby ratifies, affirms, acknowledges and agrees that the Credit Agreement and the other Loan Documents to which it is a party represent the valid, enforceable and collectible obligations of such Loan Party, and further acknowledges that there are no existing claims, defenses, personal or otherwise, or rights of setoff whatsoever with respect to the Credit Agreement or any other Loan Document. Parent and each Borrower hereby agrees that this Amendment in no way acts as a release or relinquishment of the Liens and rights securing payments of the Obligations. The Liens and rights securing payment of the Obligations are hereby ratified and confirmed by Parent and each Borrower in all respects.
10.    Entire Agreement. This Amendment represents the entire agreement and understanding concerning the subject matter hereof among the parties hereto, and supersedes all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written.

11.    Headings. The headings listed herein are for convenience only and do not constitute matters to be construed in interpreting this Amendment.
12.    Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Amendment by telefacsimile or other electronic method of transmission shall have the same force and effect as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile or other electronic method of transmission shall also deliver an original executed counterpart of this Amendment, but the failure to do so shall not affect the validity, enforceability, and binding effect of this Amendment.
[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their authorized officers as of the date and year first above written.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent and as sole Lender By:/s/ Brandi Whittington Name: Brandi Whittington Title: AVP / Authorized Signatory

Signature Page to Amendment No. 2 to Amended and Restated Credit Agreement

MGP INGREDIENTS, INC. By: /s/ Don Tracy Name: Don Tracy Title: CFO
MGPI PIPELINE, INC. By: /s/ Don Tracy Name: Don Tracy Title: CFO
MGPI PROCESSING, INC. By: /s/ Don Tracy Name: Don Tracy Title: CFO
MGPI OF INDIANA, LLC By: /s/ Don Tracy Name: Don Tracy Title: CFO

Signature Page to Amendment No. 2 to Amended and Restated Credit Agreement

Exhibit A

[Attach]

CLOSING checklist
LOANS BY
WELLS FARGO BANK, NATIONAL ASSOCIATION
AS ADMINISTRATIVE AGENT
TO
MGPI Processing, Inc., MGPI Pipeline, Inc. and MGPI of Indiana, LLC
Amendment No. 2 to Amended and Restated Credit Agreement
Closing Date: August 5, 2014

13.	Parties:

(a)	Wells Fargo Bank, National Association ("WF"), as Administrative Agent ("Agent") 150 S. Wacker Drive, Suite 2200 Chicago, Illinois 60606

(b)
MGPI Processing, Inc. ("MGPI Processing"),
MGPI Pipeline, Inc. ("MGPI Pipeline"),
MGPI of Indiana, LLC ("MGPI Indiana"; together with MGPI Pipeline and MGPI Processing, "Borrowers")
100 Commercial Street
Atchison, Kansas 66002

(c)	MGP Ingredients, Inc. ("Parent") 100 Commercial Street Atchison, Kansas 66002

(d)	Thunderbird Real Estate Holdings, LLC ("New Subsidiary") 100 Commercial Street Atchison, Kansas 66002

14.	Counsel to Parties:

Amendment No. 1 to Credit Agreement

(a)	Counsel to Agent: Goldberg Kohn Ltd. 55 East Monroe Street, Suite 3300 Chicago, Illinois 60603

(b)	Counsel to Parent, Borrowers and New Subsidiary ("Loan Parties"): Bryan Cave LLP One Kansas City Place 1200 Main Street, Suite 3500 Kansas City, Missouri 64105

15.	Closing Documents:

(a)	Loan and Security Documents:

(i)	Amendment No. 2 to Amended and Restated Credit Agreement

(ii)	Joinder to Guaranty and Security Agreement, together with Schedules thereto (New Subsidiary)

(iii)	UCC Financing Statement (New Subsidiary)

(iv)	Pledged Interests Addendum (MGPI Processing)

(A)	Irrevocable Proxy (MGPI Processing)

(B)	Registration Page (New Subsidiary)

(v)	Joinder to Intercompany Subordination Agreement (New Subsidiary)

(vi)	Insurance deliveries:

(A)
Certificates of insurance with respect to property, casualty and business interruption policies, showing New Subsidiary as a named insured, and Agent as certificate holder and lender's loss payee, with lender's loss payable clause in favor of Agent

(B)
Certificates of insurance with respect to liability and other third party policies, showing New Subsidiary as a named insured, and Agent as certificate holder and additional insured party, including additional insured endorsement in favor of Agent

(b)	Collateral Due Diligence:

(i)	Summary of pre-closing UCC, tax, judgment and suit searches (New Subsidiary)

(ii)	Summary of pre-closing IP searches (New Subsidiary)

Amendment No. 1 to Credit Agreement

(c)	Corporate Documents/Opinions:

(i)	Secretary's Certificate with respect to New Subsidiary's Certificate of Incorporation/Formation, Bylaws/Limited Liability Company Agreement, resolutions and incumbency of officers

(ii)	Good Standing Certificates for New Subsidiary (Delaware)

(iii)	Opinion of Counsel re joinder of New Subsidiary to Loan and Security Documents

Amendment No. 1 to Credit Agreement